EXHIBIT (23.1)





                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-3 of U.S. Trust Corporation pertaining to the resale of 161,485 shares by certain selling shareholders, of our report dated January 20, 1999, on our audits of the consolidated financial statements of U.S. Trust Corporation and Subsidiaries as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, which report is included in U.S. Trust's Annual Report on Form 10-K for the year ended December 31, 1998.


                                             /s/ PricewaterhouseCoopers LLP

                                             PricewaterhouseCoopers LLP

New York, New York
October 4, 1999